UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2011

TRANSOCEAN LTD.

(Exact name of registrant as specified in charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                        Entry into a Material Definitive Agreement

Underwriting Agreement

On November 29, 2010, Transocean Ltd. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Credit Suisse AG, as subscriber under a related subscription agreement, and Credit Suisse Securities (USA) LLC (“CS”) and Barclays Capital Inc. (“Barclays” and, together with CS, the “Underwriters”), as joint book-running managers, relating to the issuance and sale by the Company of 26,000,000 newly issued shares (the “Firm Shares”) of the Company with a par value of 15.00 Swiss francs per share (the “Shares”) at a public offering price of $ 40.50 per Share ($39.17 per Share, net of the underwriting discount, to the Company). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,900,000 Shares (the “Option Shares” and, together with the Firm Shares, the “Securities”) on the same terms as the Firm Shares to cover over-allotments, if any. On November 30, 2011, the Underwriters exercised their option to purchase all of the Option Shares. The offer and sale of the Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-169401) of the Company (the “Registration Statement”), as supplemented by the Prospectus Supplement dated November 29, 2011 relating to the Securities, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act on November 29, 2011. The sale of the Securities pursuant to the Underwriting Agreement closed on December 5, 2011.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 5.03                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering of the Firm Shares, as described in Item 1.01 above, on November 29, 2011, the Company amended and restated its articles of association (the “November 29, 2011 Articles of Association”) to increase the Company’s share capital from CHF 5,028,529,470 to CHF 5,418,529,470, divided into 361,235,298 Shares. Accordingly, the Company’s authorized share capital was reduced by CHF 390,000,000, resulting in an authorized share capital of CHF 615,705,855, authorizing the Company’s board of directors to issue up to 41,047,057 new Shares at any time during a two-year period ending May 13, 2013.

In connection with the offering of the Option Shares, as described in Item 1.01 above, on December 4, 2011, the Company again amended and restated its articles of association (the “December 4, 2011 Articles of Association”) to increase the Company’s share capital from CHF 5,418,529,470 to CHF 5,477,029,470, divided into 365,135,298 Shares. Accordingly, the Company’s authorized share capital was reduced by CHF 58,500,000, resulting in an authorized share capital of CHF 557,205,855, authorizing the Company’s board of directors to issue up to 37,137,057 new Shares at any time during a two-year period ending May 13, 2013.

The foregoing descriptions of the November 29, 2011 Articles of Association and the December 4, 2011 Articles of Association do not purport to be complete and are qualified in its entirety by reference to the full text of the November 29, 2011 Articles of Association and the December 4, 2011 Articles of Association, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated November 29, 2011 by and among Transocean Ltd., Credit Suisse AG, as subscriber under a related subscription agreement, and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein

3.1	Articles of Association of Transocean Ltd. dated November 29, 2011
3.2	Articles of Association of Transocean Ltd. dated December 4, 2011
5.1	Opinion of Homburger AG
8.1	Opinion of Baker Botts L.L.P.
8.2	Opinion of Homburger AG
23.1	Consent of Homburger AG (included in Exhibit 5.1 hereto)
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto)
23.3	Consent of Homburger AG (included in Exhibit 8.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: December 5, 2011	By:	/s/ Heather G. Callender
Heather G. Callender
Associate General Counsel

Exhibit No.	Description
1.1

Underwriting Agreement dated November 29, 2011 by and among Transocean Ltd., Credit Suisse AG, as subscriber under a related subscription agreement, and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein

3.1	Articles of Association of Transocean Ltd. dated November 29, 2011
3.2	Articles of Association of Transocean Ltd. dated December 4, 2011
5.1	Opinion of Homburger AG
8.1	Opinion of Baker Botts L.L.P.
8.2	Opinion of Homburger AG
23.1	Consent of Homburger AG (included in Exhibit 5.1 hereto)
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto)
23.3	Consent of Homburger AG (included in Exhibit 8.2 hereto)